Exhibit 99.2

November 16, 2021 MoneyLion acquires MALKA network

2 Use of Non - GAAP Financial Measures Some of the financial information and data contained in this presentation, such as adjusted revenue, adjusted gross profit an d adjusted net income, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). MoneyLion management uses these non - GAAP measures for various purposes, including as measures of performance and as a basis for strategic planning and forecasting. MoneyLion believes these non - GAAP measures of financial results provide relevant and useful information to management and investors regarding certain financial and business trends relating to MoneyLion’s results of operations. MoneyLion’s method of determining these non - GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MoneyLion does not recommend the sole use of these non - GAAP measures to assess its financial performance. MoneyLion management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MoneyLion’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. In order to compensate for these limitations, management presents non - GAAP financial measures in connection with GAAP results. You should review MoneyLion’s financial statements, which are included in MoneyLion’s 10 - Q, and not rely on any single financial measure to evaluate MoneyLion’s business. To the extent that forward - looking non - GAAP financial measures are provided, they are presented on a non - GAAP basis without reconciliations of such forward - looking non - GAAP measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which could be material based on historical adjustments. Forward - Looking Statements The information in this press release includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “tar get ” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The se forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the transaction. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management and are not predictions of actual performance. Disclaimer Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events a nd circumstances are beyond the control of MoneyLion. These forward - looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected fin anc ial information with respect to MoneyLion; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; MoneyLion’s ability to manage future growth; MoneyLion’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the effects of competition on MoneyLion’s future business; or, the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries. If any of these risks materialize or our assumptions prove incorrect, actual resul ts could differ materially from the results implied by these forward - looking statements. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward - looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward - looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward - looking statements.

A category leader & innovator in digital media and content.

4 Influencer & Talent Livestreaming Gaming Entertainment Creator Network Content & Production MALKA is leading in the fastest growing digital media sectors Annual spend on content $1T+ Active Content Creators 57M E - sports & gaming players globally 2.9B Live commerce will double in the next 2 years 2X

MALKA is designed for hyper scale across all emerging channels

✔	*Content*	**1M+ Pieces of content in 2021** **Digital content volume increased 6x in 2021**
✔	*Creator Network*	**40M+ Monthly audience reach** **30+ Digital show series**
✔	*Live*	**1000+ Livestreams to date** **250% Increase in livestream volume in 2021**
✔	*Talent*	**30+ Professional athletes**
✔	*Gaming*	**100+ Twitch brand launches YTD** **Brand launches in gaming up 4x in 2021**
✔	*Entertainment*	**6 Feature documentaries**


Malka Content Engine
Livestream
Talent
Gaming
Creator Network
Entertainment
Technology Layer
for Secure & Efficient Workflow

Unique model that unifies content creation, publishing & distribution, under one roof

5

MoneyLion & MALKA: Strategic Combination Building FinTech 3.0

7 MALKA’s content engine paired with MoneyLion's personalization technology and financial products to power consumer advice and decision making at scale inside the app and across all digital media. MALKA’s network & MoneyLion’s financial platform to scale distribution & daily engagement

8 MALKA’s network to drive new audiences to MoneyLion Creator network to directly connect brand to new audiences and communities at scale, giving MoneyLion the advantage to acquire customers more efficiently. GAMING ENTERTAINMENT CREATORS LIVESTREAM TALENT BRAND INTEGRATION

9 Personalized guidance informs immediate action on 1st & 3rd party products Turning content & culture into commerce MoneyLion’s members will be able to activate financial solutions and purchase products while consuming hyper - personalized content that engages and educates customers, daily.

10 MoneyLion becomes the daily destination for financial decision making DATA DECISION MARKETPLACE

11 Transaction Details Consideration ▪ Closing consideration: $10 million in cash and $30 million in restricted MoneyLion Inc. (“ML”) common stock, at a share price of $9.00. ▪ Additional consideration: up to an additional $35 million in restricted ML common stock if MALKA Media Group LLC’s (“MALKA”) revenue and EBITDA exceeds certain targets in 2021 and 2022. ▪ Total purchase price of approximately $75 million, assuming full achievement of the earnouts, subject to share price floors, make - whole provisions and customary purchase price adjustments. Financials ▪ 2021E revenue of $25+ million*. ▪ Anticipated to be accretive and cash flow positive in 2022. Management & governance ▪ MALKA will operate as an indirect, wholly - owned subsidiary of MoneyLion Inc. ▪ MALKA Founder and CEO Louis Krubich and Co - Founder and President Jeff Frommer will lead the day - to - day operations, alongside partners Pat Capra and Dan Fried. *Malka ’s 2021 revenue projection is based on unaudited financial information.